                                                                    Exhibit 4(o)

                                                               L&W DRAFT 3/18/98
================================================================================

                               PREMIER PARKS INC.

                                  $280,000,000

                            __% SENIOR NOTES DUE 2006

                         -------------------------------

                                    INDENTURE

                          Dated as of __________, 1998

                         -------------------------------

                         -------------------------------

                              THE BANK OF NEW YORK

                                   as Trustee

                         -------------------------------

================================================================================

                             CROSS-REFERENCE TABLE*

(a)   Trust Indenture

      Act Section  Indenture Section

310 (a)(1)..........................................................7.10
(a)(2) .............................................................7.10
(a)(3)..............................................................N.A.
(a)(4)..............................................................N.A.
(a)(5)..............................................................7.10
(i)(b)..............................................................7.10
(ii)(c).............................................................N.A.
311(a)..............................................................7.11
(b).................................................................7.11
(iii(c).............................................................N.A.
312 (a).............................................................2.05
(b).................................................................11.03
(iv)(c).............................................................11.03
313(a)..............................................................7.06
(b)(1)..............................................................10.03
(b)(2)..............................................................7.07
(v)(c)..............................................................7.06;
                                                                    11.02
(vi)(d).............................................................7.06
314(a)..............................................................4.03;
                                                                    11.02
(A)(b)..............................................................10.02
(c)(1)..............................................................11.04
(c)(2)..............................................................11.04
(c)(3)..............................................................N.A.
(d).................................................................10.03,
                                                                    10.04, 10.05
(vii)(e)............................................................11.05
(f).................................................................NA
315 (a).............................................................7.01
(b).................................................................7.05,
                                                                    11.02
(A)(c)..............................................................7.01
(d).................................................................7.01
(e).................................................................6.11
316 (a)(last sentence)..............................................2.09
(a)(1)(A)...........................................................6.05
(a)(1)(B)...........................................................6.04
(a)(2)..............................................................N.A.
(b).................................................................6.07
(B)(c)..............................................................2.12
317 (a)(1)..........................................................6.08
(a)(2)..............................................................6.09

(b).................................................................2.04
318 (a).............................................................11.01
(b).................................................................N.A.
(c).................................................................11.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE........................1

  Section 1.01. Definitions..................................................1

  Section 1.02. Other Definitions...........................................16

  Section 1.03. ............................................................17

  Section 1.04. Rules of Construction.......................................17

ARTICLE 2. THE NOTES........................................................17

  Section 2.01. Form and Dating.............................................17

  Section 2.02. Execution and Authentication................................18

  Section 2.03. Registrar and Paying Agent..................................19

  Section 2.04. Paying Agent to Hold Money in Trust.........................19

  Section 2.05. Holder Lists................................................19

  Section 2.06. Transfer and Exchange.......................................19

  Section 2.07. Replacement Notes...........................................22

  Section 2.08. Outstanding Notes...........................................22

  Section 2.09. Treasury Notes..............................................23

  Section 2.10. Temporary Notes.............................................23

  Section 2.11. Cancellation................................................23

  Section 2.12. Defaulted Interest..........................................23

ARTICLE 3. REDEMPTION AND PREPAYMENT........................................24

  Section 3.01. Notices to Trustee..........................................24

  Section 3.02. Selection of Notes to Be Redeemed...........................24

  Section 3.03. Notice of Redemption........................................24

  Section 3.04. Effect of Notice of Redemption..............................25

  Section 3.05. Deposit of Redemption Price.................................25

  Section 3.06. Notes Redeemed in Part......................................25

  Section 3.07. Optional Redemption.........................................26

  Section 3.08. Mandatory Redemption........................................26

  Section 3.09. Offer to Purchase by Application of Excess Proceeds.........26

ARTICLE 4. COVENANTS........................................................28

  Section 4.01. Payment of Notes............................................28

  Section 4.02. Maintenance of Office or Agency.............................28

  Section 4.03. Reports.....................................................29

  Section 4.04. Compliance Certificate......................................29

  Section 4.05. Taxes.......................................................30

  Section 4.06. Stay, Extension and Usury Laws..............................30

  Section 4.07. Restricted Payments.........................................30

  Section 4.08. Dividend and Other Payment Restrictions Affecting
                Subsidiaries................................................32

  Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock..33

  Section 4.10. Asset Sales.................................................35

  Section 4.11. Transactions with Affiliates................................36

  Section 4.12. Liens.......................................................37

  Section 4.13. Line of Business............................................37

  Section 4.14. Corporate Existence.........................................37

  Section 4.15. Offer to Repurchase Upon Change of Control..................37

  Section 4.16. Limitation on Sale and Leaseback Transactions...............38

  Section 4.17. Limitation on Issuances and Sales of Equity Interests of
                Restricted Subsidiaries.....................................38

  Section 4.18. Payments for Consent........................................39

  Section 4.19. Pledge and Escrow Agreement Deposit.........................39

ARTICLE 5. SUCCESSORS.......................................................39

  Section 5.01. Merger, Consolidation, or Sale of Assets....................39

  Section 5.02. Successor Corporation Substituted...........................39

ARTICLE 6. DEFAULTS AND REMEDIES............................................40

  Section 6.01. Events of Default...........................................40

  Section 6.02. Acceleration................................................41

  Section 6.03. Other Remedies..............................................42

  Section 6.04. Waiver of Past Defaults.....................................42

  Section 6.05. Control by Majority.........................................43

  Section 6.06. Limitation on Suits.........................................43

  Section 6.07. Rights of Holders of Notes to Receive Payment...............43

  Section 6.08. Collection Suit by Trustee..................................43

  Section 6.09. Trustee May File Proofs of Claim............................44

  Section 6.10. Priorities..................................................44

  Section 6.11. Undertaking for Costs.......................................44

ARTICLE 7. TRUSTEE..........................................................45

  Section 7.01. Duties of Trustee...........................................45

  Section 7.02. Rights of Trustee...........................................46

  Section 7.03. Individual Rights of Trustee................................46

  Section 7.04. Trustee's Disclaimer........................................46

  Section 7.05. Notice of Defaults..........................................46

  Section 7.06. Reports by Trustee to Holders of the Notes..................47

  Section 7.07. Compensation and Indemnity..................................47

  Section 7.08. Replacement of Trustee......................................48

  Section 7.09. Successor Trustee by Merger, etc............................49

  Section 7.10. Eligibility; Disqualification...............................49

  Section 7.11. Preferential Collection of Claims Against Company...........49

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................49

  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance....49

  Section 8.02. Legal Defeasance and Discharge..............................49

  Section 8.03. Covenant Defeasance.........................................50

  Section 8.04. Conditions to Legal or Covenant Defeasance..................50

  Section 8.05. Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions.......................51

  Section 8.06. Repayment to Company........................................52

  Section 8.07. Reinstatement...............................................52

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.................................52

  Section 9.01. Without Consent of Holders of Notes.........................52

  Section 9.02. With Consent of Holders of Notes............................53

  Section 9.03. Compliance with Trust Indenture Act.........................54

  Section 9.04. Revocation and Effect of Consents...........................54

  Section 9.05. Notation on or Exchange of Notes............................55

  Section 9.06. Trustee to Sign Amendments, etc.............................55

ARTICLE 10 COLLATERAL AND SECURITY..........................................55

  Section 10.01. Pledge, Escrow and Disbursement Agreement..................55

  Section 10.02. Recording and Opinions.....................................56

  Section 10.03. Release of Collateral......................................56

  Section 10.04. Certificates of the Company................................57

  Section 10.05. Authorization of Actions to be Taken by the Trustee Under
                 the Pledge and Escrow Agreement............................57

  Section 10.06. Authorization of Receipt of Funds by the Trustee Under
                 the Pledge and Escrow Agreement............................57

  Section 10.07. Termination of Security Interest...........................58

ARTICLE 11. MISCELLANEOUS...................................................58

  Section 11.01. Trust Indenture Act Controls...............................58

  Section 11.02. Notices....................................................58

  Section 11.03. Communication by Holders of Notes with Other Holders of
                 Notes......................................................59

  Section 11.04. Certificate and Opinion as to Conditions Precedent.........59

  Section 11.05. Statements Required in Certificate or Opinion..............59

  Section 11.06. Rules by Trustee and Agents................................60

  Section 11.07. No Personal Liability of Directors, Officers, Employees
                 and Stockholders...........................................60

  Section 11.08. Governing Law..............................................60

  Section 11.09. No Adverse Interpretation of Other Agreements..............60

  Section 11.10. Successors.................................................60

  Section 11.11. Severability...............................................60

  Section 11.12. Counterpart Originals......................................60

  Section 11.13. Table of Contents, Headings, etc...........................61

EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT

            INDENTURE dated as of __________, 1998 between Premier Parks Inc., a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Notes due 2006 (the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section
5.01 and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) the transfer of Equity Interests in any Restricted Subsidiary pursuant to the Subordinated Indemnity Agreement or the Partnership Parks Agreements, (iv) the issuance of Equity Interests by a Restricted Subsidiary to any employee thereof or as consideration for the acquisition of all or substantially all of the assets of, or a majority of the Voting Stock of, any Person (or a business unit or division of such Person), provided that the primary business of such Person (or such unit or division) is a Permitted Business, (v) the substitution of property in accordance with the terms of the Parcel Lease, dated November 7, 1997, between Marine World and Park Management Corp. as the same may be modified or amended from time to time after the date of this Indenture, provided such modification or amendment does not adversely affect the interests of the Holders in any material respect, and (vi) a Restricted Payment that is permitted Section 4.07 hereof.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Beneficial Share Assignment Agreement" means the Beneficial Share Assignment Agreement, dated as of the date of the consummation of the Six Flags Acquisition, between TW-SPV Co. and the Company.

            "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (i) United States dollars or foreign currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facilities or with any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, (vi) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc. and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "Common Stock" means the common stock, par value $.05 per share of the Company.

            "Common Stock Offering" means the offering of 13,000,000 shares of Common Stock and up to an additional 1,950,000 shares of Common Stock to cover over-allotments.

            "Company" means Premier Parks Inc., and any and all successors thereto.

            "Company Notes" means the Notes and the Senior Discount Notes.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including any depreciation or amortization arising out of purchases by the Company or any Restricted Subsidiary of Equity Interests in the partners of the Co-Venture Partnerships and amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP (other than accrual of income in the ordinary course of business in respect of a future cash payment). Notwithstanding any other provision of this Indenture to the contrary, "Consolidated Cash Flow" of the Company for any period will be deemed to include 100% of the cash distributions to the Company or any of its Restricted Subsidiaries in respect of such period from the Co-Venture Partnerships, directly or indirectly, out of the Consolidated Cash Flow of the Co-Venture Partnerships in respect of such period.

            "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that the same has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all

Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon). The term "Consolidated Interest Expense" shall not include the consolidated interest expense of any Person with respect to (i) any obligations in respect of the SFEC Zero Coupon Senior Notes so long as (x) the SFEC Pledge and Escrow Agreement is in full force and effect and the trustee under the indenture governing the New SFEC Notes maintains a valid and perfected security interest in cash or Government Securities in an amount at least equal to the outstanding principal amount of such SFEC Zero Coupon Senior Notes pursuant to the terms thereof or
(y) the SFEC Zero Coupon Senior Notes shall have been defeased in accordance with the indenture governing the SFEC Zero Coupon Senior Notes or (ii) any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and prior to any deduction in respect of dividends on any series of preferred stock of such Person, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity (including stated capital, additional paid-in capital and retained earnings) of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Co-Venture Partnerships" means (i) Six Flags Over Georgia, Ltd., a Georgia Limited Partnership, (ii) Texas Flags, Ltd., a Texas Limited Partnership and (iii) Fiesta Texas Theme Park, Ltd., a Texas Limited Partnership.

            "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Premier Credit Facility and the Six Flags Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Company as of such date to
(b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements have been filed with the SEC, determined on a pro forma basis after giving effect to all acquisitions or Asset Sales made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four- quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Disqualified Stock" means any Capital Stock (other than the Seller Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Company Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.07.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Escrow Account" means the escrow account for the initial deposit of approximately $76.3 million dollars of the net proceeds from the sale of the Notes under the Pledge and Escrow Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means up to $______ million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Premier Credit Facility and the Six Flags Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Global Note" means the Global Note in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

            "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on the Global Note issued under this Indenture.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. The term "Indebtedness" shall not include (i) any obligations in respect of the SFEC Zero Coupon Senior Notes so long as (x) the SFEC Pledge and Escrow Agreement is in full force and effect and the trustee under the indenture governing the New SFEC Notes maintains a valid and perfected security interest in cash or Government Securities in an amount sufficient to pay the aggregate principal amount at maturity of such SFEC Zero Coupon Senior Notes pursuant to the terms thereof or
(y) the SFEC Zero Coupon Senior Notes shall have been defeased in accordance with the indenture governing the SFEC Zero Coupon Senior Notes or (ii) any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees and any deposit or advance made pursuant to any contract entered into in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company (other than pursuant to the terms of the Partnership Parks Agreements or the Subordinated Indemnity Agreement) such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Mandatorily Convertible Preferred Stock" means the Company's ___% Mandatorily Convertible Preferred Stock.

            "Marine World" means the Marine World Joint Powers Authority or any successor thereto.

            "Marine World Agreements" mean (i) the Parcel Lease, dated November 7, 1997, between Marine World and Park Management Corp. ("PMC"), (ii) the Reciprocal Easement Agreement, dated November 7, 1997, between Marine World and PMC, (iii) the Revenue Sharing Agreement, dated November 7, 1997, among Marine World, PMC and the Redevelopment Agency of the City of Vallejo (the "Agency"),
(iv) the Purchase Option Agreement, dated as of August 29, 1997, among Marine World, the Agency, the City of Vallejo and PMC and (v) the 1997 Management Agreement, dated as of February 1, 1997, between Marine World and PMC, as amended, in each case, as the same may be modified or amended from time to time after the date of this Indenture, provided such modification or amendment does not adversely affect the interests of the Holders in any material respects.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a

Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "New SFEC Notes" means SFEC's ___ % Senior Notes due 2006.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Notes" has the meaning assigned to it in the preamble to this Indenture.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offerings" means the offerings of the Notes, Common Stock, Senior Discount Notes and Mandatorily Convertible Preferred Stock by the Company and the offering of the New SFEC Notes by SFEC all consummated on the date hereof.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "Participant" means a Person who has an account with the Depositary.

            "Partnership Parks Agreements" means (i) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., Six Flags Theme Parks Inc. and Six Flags Entertainment Corporation and the Related Agreements (as defined therein), (ii) Overall Agreement, dated as of November 24, 1997, among Six Flags Over Texas Fund, Ltd., Flags' Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., Six Flags Theme Parks Inc. and Six Flags Entertainment Corporation and the Related Agreements (as defined therein), and (iii) the

Lease Agreement with Option to Purchase, dated as of March 9, 1996, among Fiesta Texas Theme Park, Ltd., a Texas Limited Partnership, San Antonio Theme Park, L.P., and Six Flags San Antonio, L.P. and the Transaction Documents (as defined therein), in each case, as the same may be modified or amended from time to time after the date of this Indenture provided such modification or amendment does not adversely affect the interests of the Holders in any material respect.

            "Permitted Business" means any business related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture.

            "Permitted Distributions" means (i) the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of the Company of partnership interests in the Co-Venture Partnerships or the limited partners thereof, or their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements
(ii) the payment of any other obligation under the terms of the Partnership Parks Agreements or the Subordinated Indemnity Agreement and (iii) the payment of dividends on the Seller Preferred Stock and the Mandatorily Convertible Preferred Stock in accordance with the terms thereof as in effect on the date of this Indenture.

            "Permitted Investments" means an Investment by the Company or any Restricted Subsidiary in (i) cash or Cash Equivalents, (ii) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets (or the assets of any business unit or division of such Person) to, the Company or a Restricted Subsidiary; provided, however, that such Person's (or such unit's or division's) primary business is a Permitted Business; (iv) another Person if the aggregate amount of all Investments in all such other Persons does not exceed $25.0 million at any one time outstanding (with each Investment being valued as of the date made and without giving effect to subsequent changes in value); provided, however, that such Person's primary business is a Permitted Business; (v) promissory notes received as consideration for an Asset Sale which are secured by a Lien on the asset subject to such Asset Sale; provided that the aggregate amount of all such promissory notes at any one time outstanding does not exceed $5.0 million; (vi) non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
(vii) assets acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business; (ix) payroll, travel and similar advances that are made in the ordinary course of business; (x) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (xi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (xii) other Investments in any Person at any time outstanding (each such Investment being measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed 50% of the aggregate amount of net cash proceeds received by the Company from the Common Stock Offering in excess of $700.0 million; provided, however, that any proceeds that are used as a basis for a Restricted Payment under clause (ii) of the second paragraph of
Section 4.07 or otherwise will be disregarded for purposes of this clause (xii).

            "Permitted Liens" means (a) Liens to secure Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred under this Indenture; (b) Liens existing on the Issue Date; (c) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (d) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Restricted Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (e) Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (f) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same type of property securing such Hedging Obligations; (g) Liens to secure any Permitted Refinancing Indebtedness; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness refinanced at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (h)(i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company or any Restricted Subsidiary of the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (j) Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (k) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (l) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person; (m) Liens securing Purchase Money Indebtedness; provided, however, that (i) the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture, (ii) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and (iii) the amount of Indebtedness secured by any such Lien is not subsequently increased; (n) Liens arising out of the transactions contemplated by the Partnership Parks Agreements, the Marine World Agreements, the Subordinated Indemnity Agreement or the Six Flags Agreement; and (o) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $20.0 million at any one time outstanding.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, including premiums, incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Company Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Pledge and Escrow Agreement" means the Pledge, Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and between the Company and the Trustee governing the disbursement of funds from the Escrow Account, as amended from time to time in accordance with this Indenture.

            "Pledged Collateral" means the Collateral (as defined in the Pledge and Escrow Agreement) under the Pledge and Escrow Agreement.

            "Premier Credit Facility" means that certain $300.0 million senior secured credit facility between ________ and Premier Operations dated as of _____, 1998.

            "Premier Operations" means Premier Parks Operations Inc., a wholly owned subsidiary of the Company.

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligation under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of the Company of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is incurred within 180 days after such acquisition, addition or improvement by the Company or Restricted Subsidiary of such asset.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Cash Escrow Agreement" means the Pledge, Escrow and Disbursement Agreement, dated as of the date of the Senior Discount Note Indenture, by and between the Company and the Senior Discount Note Trustee governing the disbursement of funds from the restricted cash account thereto, as amended from time to time in accordance with the Senior Discount Note Indenture.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller Preferred Stock" means the Company's Convertible Redeemable Preferred Stock issued to the sellers of SFEC common stock pursuant to the Six Flags Agreement.

            "Senior Discount Note Indenture" means that certain indenture, dated as of the date hereof, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, relating to the Senior Discount Notes.

            "Senior Discount Note Trustee" means the trustee under the Senior Discount Notes until a successor replaces it in accordance with the applicable provisions of the Senior Discount Note Indenture and thereafter means the successor serving hereunder.

            "Senior Discount Notes" means the Company's ___% Senior Discount Notes due 2008 issued pursuant to the Senior Discount Note Indenture.

            "SFEC" means Six Flags Entertainment Corporation, a wholly owned subsidiary of the Company.

            "SFEC Pledge and Escrow Agreement" means the Pledge, Escrow and Disbursement Agreement dated as of the date hereof, by and between SFEC and The Bank of New York, as trustee, as amended from time to time in accordance with the indenture governing the New SFEC Notes.

            "SFEC Zero Coupon Senior Notes" means SFEC's Zero Coupon Senior Notes due 1999.

            "SFTP" means Six Flags Theme Parks Inc., a wholly owned subsidiary of SFEC.

            "Six Flags Acquisition" means the acquisition by the Company by merger of all of the capital stock of SFEC from its current stockholders pursuant to the Six Flags Agreement.

            "Six Flags Agreement" means that certain Agreement and Plan of Merger dated as of February 9, 1998, by and among the Company, Premier Parks Holdings Corporation, a Delaware Corporation, Premier Parks Merger Corporation, a Delaware Corporation, a certain group of sellers listed therein and SFEC.

            "Six Flags Credit Facility" means that $472.0 million senior secured credit facility between SFTP and _____ dated as of ______, 1998.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "Specified Amount" means, as of any date, (i) the product of (a) the Consolidated Cash Flow of the Company for the most recently ended four-quarter period for which financial statements have been filed with the SEC determined on a pro forma basis after giving effect to all acquisitions or Asset Sales made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period, times (b) 0.75.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Strategic Equity Investment" means a cash contribution to the common equity capital of the Company or a purchase from the Company of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $25.0 million.

            "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of the Company) engaged in a Permitted Business which, as of the day immediately before such date, had a Total Equity Market Capitalization of at least $1.0 billion.

            "Subordinated Indemnity Agreement" means the Subordinated Indemnity Agreement, dated as of the date of the consummation of the Six Flags Acquisition, among the Company, SFEC and its subsidiaries, Time Warner Inc., Time Warner Entertainment Company, L.P. and TW-SPV Co. , as the same may be modified or amended from time to time after the date hereof, provided such modification or amendment does not adversely affect the interests of the Holders in any material fashion.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% (49% in the case of Walibi, S.A.) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); provided that, notwithstanding the foregoing, each of SFOG A Holdings, SFOG B Holdings, SFOT I Holdings and SFOT II Holdings shall be deemed to be a Subsidiary of the Company for all purposes under this Indenture so long as (x) the Subordinated Indemnity Agreement and the Beneficial Share Assignment Agreement shall each be in full force and effect and no default or event of default shall have occurred thereunder, and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner (or equivalent) of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

            "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Subsidiary" means (i) any Subsidiary (other than Premier Operations or SFTP or any successor to either of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustees by filing with the Trustees a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body) of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                                                           Defined in
             Term                                           Section

         "Affiliate Transaction"..............................4.11
         "Asset Sale".........................................4.10
         "Asset Sale Offer"...................................3.09
         "Authentication Order"...............................2.02
         "Bankruptcy Law".....................................4.01
         "Basket Period"......................................4.07
         "Change of Control Offer"............................4.15
         "Change of Control Payment"..........................4.15
         "Change of Control Payment Date" ....................4.15
         "Covenant Defeasance"................................8.03
         "Event of Default"...................................6.01
         "Excess Proceeds"....................................4.10
         "incur"..............................................4.09
         "Legal Defeasance" ..................................8.02
         "Offer Amount".......................................3.09
         "Offer Period".......................................3.09
         "Paying Agent".......................................2.03
         "Permitted Debt".....................................4.09
         "Purchase Date"......................................3.09
         "Registrar"..........................................2.03
         "Restricted Payments"................................4.07

SECTION 1.03.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security Holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
      and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Note. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

            Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any

Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Note.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

      (a) Transfer and Exchange of the Global Note. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A Global Note will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice in writing that the Depositary it is unwilling or unable to continue to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. A Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the rules and procedures of the Depositary. Transfers of beneficial interests in the Global Note also shall require compliance with subparagraph (i) below:

      (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

      (c) Transfer or Exchange of Beneficial Interests in the Global Note for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Note. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

      (f) Global Note Legend. The following legend shall appear on the face of the Global Note issued under this Indenture in substantially the following form, unless specifically stated otherwise in the applicable provisions of this
Indenture:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE

      BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (h) General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Company's order or at the Registrar's request.

      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

      (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      (iv) The Global Note and Definitive Notes issued upon any registration of transfer or exchange of a Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

      (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that, subject to the limitations described above, the Company may, at its option, elect to redeem either Senior Discount Notes, Notes, or both Senior Discount Notes and Notes; and provided further that no Company Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION

            Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to __________, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ___________ of the years indicated below:

Year                                         Percentage

2002........................................   _______%
2003........................................   _______
2004........................................   _______
2005 and thereafter.........................   100.000%

      (b) Notwithstanding the foregoing, during the first 36 months after the date of original issuance of the Notes, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price of ___% of the principal amount thereof on the redemption date with the net cash proceeds of one or more Public Equity Offerings and/or the net cash proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption (excluding the Notes held by the Company and its Subsidiaries); and provided, further, that any such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering and/or Strategic Equity Investment.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

            Except as set forth in Sections 4.10 and 4.15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

SECTION 4.04. COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge and Escrow Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge and Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge and Escrow Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of any Equity Interests of the Company in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated to the Company Notes, except a payment of interest or principal at Stated Maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow test set forth in the first paragraph of Section 4.09; and

      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph) shall not exceed, at the date of determination, the sum, without duplication, of (i) an amount equal to the Company's Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended full fiscal quarter for which financial statements have been filed with the SEC (the "Basket Period") less the product of 1.4 times the Company's Consolidated Interest Expense for the Basket Period, plus (ii) 100% of the aggregate net cash proceeds received by the Company after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the date of this Indenture of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than (w) Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company, (x) Equity Interests sold in the Offerings and (y) any sale of Equity Interests of the Company the net cash proceeds of which are applied pursuant to clause (ii) of the immediately succeeding paragraph), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the fair market value of the Company's or its Restricted Subsidiary's, as the case may be, Investment in such Subsidiary as of the date of such redesignation.

            The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale including in the Offerings (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from (a) clause (c)(ii) of the preceding paragraph and (b) clause (xii) of the definition of "Permitted Investments;" (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of the Company of partnership interests held by the partners in the limited partners of the Co-Venture Partnerships, the co-general partner of the Co-Venture Partnerships or, in each case, their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements; (v) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), any transactions pursuant to or contemplated by, and payments made in connection with, and in accordance with the terms of, the Partnership Parks Agreements and the Marine World Agreements; (vi) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), any transactions pursuant to or contemplated by, and payments made in connection with, and in accordance with the terms of, the Subordinated Indemnity Agreement; (vii) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), the payment of dividends on the Seller Preferred Stock and the Mandatorily Convertible Preferred Stock in accordance with the terms thereof as in effect on the date of this Indenture; (viii) in the event the Company issues common stock in exchange for or upon conversion of Seller Preferred Stock or Mandatorily Convertible Preferred Stock, cash payments made in lieu of the issuance of fractional shares of common stock, not to exceed $250,000 in the aggregate in any fiscal year; and
(ix) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors); provided, however, that the aggregate amount of such repurchases shall not exceed $5.0 million in any twelve-month period.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by Premier Operations or SFTP be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments held by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture,
(b) the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement, (c) the terms of any Indebtedness permitted by this Indenture to be incurred by any Restricted Subsidiary of the Company, (d) this Indenture and the Company Notes, (e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (i) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (j) obligations otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limits the right of the obligee to dispose of the assets securing such obligations, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and
(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which financial statements have been filed with the SEC, would have been no greater than (a) 6.0 to 1, if such incurrence or issuance is on or prior to March 31, 1999, (b) 5.75 to 1, if such incurrence or issuance is on or prior to March 31, 2000 and after March 31, 1999, and (c) 5.5 to 1, if such incurrence or issuance is after March 31, 2000.

            The Company shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Company Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

            The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (i) the incurrence by the Company and its Restricted Subsidiaries of additional term Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $275.0 million less the aggregate amount of all mandatory or scheduled repayments of the principal of any such additional term Indebtedness (other than repayments that are immediately reborrowed) that have actually been made since the date of this Indenture;

      (ii) the incurrence by the Company and its Restricted Subsidiaries of additional revolving credit Indebtedness and letters of credit pursuant to Credit Facilities in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the Specified Amount as of such date of incurrence; provided that, that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (ii) is reduced to an outstanding balance of $1.0 million or less for at least 30 consecutive days in each fiscal year;

      (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (iv) the incurrence by the Company and SFEC of Indebtedness represented by the Company Notes and the New SFEC Notes;

      (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness and Indebtedness incurred pursuant to clauses (i) and (ii) above) that was permitted by this Indenture to be incurred;

      (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on any such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Company Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

      (viii) the incurrence by the Company or any of its Restricted Subsidiaries of (a) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be incurred and (b) Currency Agreements that do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

      (ix) Indebtedness in respect of performance bonds, letters of credits, surety or appeal bonds, prior to any drawing thereunder, for or in connection with pledges, deposits or payments made or given in the ordinary course of business;

      (x) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09 (including, without limiting the generality of the forgoing, the guarantee by any Restricted Subsidiary of the Company of Existing Indebtedness and the guarantee by the Company of the New SFEC Notes);

      (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi); and

      (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $50.0 million.

            For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to one or more of such clauses and/or pursuant to the first paragraph hereof, as the Company shall specify. In connection with the Six Flags Acquisition and the Offerings occurring on the date of this Indenture, the Company shall be permitted to incur a portion of the Indebtedness to be incurred on that date pursuant to the Debt to Cash Flow Ratio set forth in the first paragraph of this Section 4.09 to the extent permitted by such Debt to Cash Flow Ratio calculated without regard to any Permitted Debt incurred on such date. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Consolidated Indebtedness of the Company as accrued.

SECTION 4.10. ASSET SALES

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustees) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate to the Company Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or, in the case of the sale of Capital Stock, that are assumed by the transferee by operation of law and (y) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by the Company or such Restricted

Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds (a) to repay or repurchase Indebtedness of a Restricted Subsidiary of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving credit borrowings), (b) to the acquisition of all or substantially all of the assets of, or a majority of the Voting Stock of, another Person (or business unit or division of such Person); provided, that the primary business of such Person (or unit or division) is a Permitted Business,
(c) to fund obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements or the Subordinated Indemnity Agreement, (d) to the acquisition of Capital Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or any Restricted Subsidiary, (e) to the making of a capital expenditure or (f) to the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness of the Company containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness of the Company that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount at maturity or accreted value (as applicable) of Company Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Company Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or indemnification arrangements, stock options and stock ownership plans approved by the Board of Directors, or the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise employees of the Company or its Restricted Subsidiaries,
(iv) loans or advances to employees in the ordinary course of business, (v) Restricted Payments that are permitted by Section 4.07, (vi) transactions pursuant to or contemplated by, and in accordance with, the terms of the Subordinated Indemnity Agreement, (vii) transactions pursuant to or contemplated by and payments in connection with, and, in each case, in accordance with, the terms of the Partnership Parks Agreements and (viii) transactions pursuant to or contemplated by, and in accordance with, the Marine World Agreements.

SECTION 4.12. LIENS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing trade payables, Attributable Debt or Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 4.13. LINE OF BUSINESS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14. CORPORATE EXISTENCE.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase

Notes pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

      (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or a Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow test set forth in the first paragraph of Section 4.09 or pursuant to clause (vi) of the second paragraph of
Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section
4.10 hereof.

SECTION 4.17. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF
              RESTRICTED SUBSIDIARIES.

            The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company and other than transactions contemplated by the Partnership Parks Agreements and the Subordinated Indemnity Agreement), unless (a)(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary or (2) after giving effect thereto, such Restricted Subsidiary will still constitute a Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof, and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company if, after giving effect thereto, such Restricted Subsidiary will not be a direct or indirect Subsidiary of the Company.

SECTION 4.18. PAYMENTS FOR CONSENT.

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19. PLEDGE AND ESCROW AGREEMENT DEPOSIT

            Upon consummation of the initial sale of the Notes offered hereby on the date hereof, the Company will deposit $76.3 million of the net proceeds from the sale of the Notes, in the Escrow Account with the Trustee. The Escrow Account shall be governed by the terms of the Pledge and Escrow Agreement attached as Exhibit B hereto.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Company Notes, this Indenture, the Senior Discount Note Indenture, the Restricted Cash Escrow Agreement and the Pledge and Escrow Agreement pursuant to supplemental indentures in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, both at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow test set forth in the first paragraph of Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

      (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days except, if prior to ________, 2001, the Company fails to pay interest on the Notes within two days of when interest is due, that would constitute an immediate Event of Default;

      (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

      (c) the Company fails to comply (i) for a period of 30 days with any of the provisions of Section 4.10, 4.15 or 4.19 hereof or (ii) with any of the provisions of Article Four or Section 5.01 hereof for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

      (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Pledge and Escrow Agreement for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

      (e) the Company or any Restricted Subsidiary fails to pay Indebtedness within any applicable grace period after final maturity or the acceleration of any Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated at any time exceeds $10.0 million;

      (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

      (g) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

      (i) commences a voluntary case,

      (ii) consents to the entry of an order for relief against it in an involuntary case,

      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

      (iv) makes a general assignment for the benefit of its creditors, or

      (v) generally is not paying its debts as they become due;

      (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (i) is for relief against the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

      (ii) appoints a Custodian of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

      (iii) orders the liquidation of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

   and the order or decree remains unstayed and in effect for 60 consecutive days; or

      (i) the Company shall materially breach any representation, warranty or agreement set forth in the Pledge and Escrow Agreement, or a material default by the Company in the performance of any covenant set forth in the Pledge and Escrow Agreement, or repudiation by the Company of its obligations under the Pledge and Escrow Agreement, or the Pledge and Escrow Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect.

SECTION 6.02. ACCELERATION.

            If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

            If an Event of Default occurs on or after ____________, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to __________, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on ______ of the years set forth below, as set forth below (expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment):

            Year                                               Percentage
            ----                                               ----------
            1998............................................... _______%
            1999............................................... _______%
            2000............................................... _______%
            2001............................................... _______%

SECTION 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article or the Pledge and Escrow Agreement, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to

Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

            Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Pledge and Escrow Agreement or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Pledge and Escrow Agreement and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to either this Indenture or the Pledge and Escrow Agreement may make any change in the provisions of Section 4.19 or Article 10 hereof or the Pledge and Escrow Agreement that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

      (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

      (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; or

      (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01. PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT.

            The due and punctual payment of the principal of and interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge and Escrow Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit B hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge and Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of Escrow Funds) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge and Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents pursuant to the Pledge and Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Trustee the security interest in the Escrow Funds contemplated hereby, by the Pledge and Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge and Escrow Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

      (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge and Escrow Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (b) The Company shall furnish to the Trustee on May 1 in each year beginning with May 1, 1998, an Opinion of Counsel, dated as of such date, either
(i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge and Escrow Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Pledge and Escrow Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

      (c) The Company shall otherwise comply with the provisions of TIA ss.314(b).

SECTION 10.03. RELEASE OF COLLATERAL.

      (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge and Escrow Agreement at any time or from time to time in accordance with the provisions of the Pledge and Escrow Agreement or as provided hereby.

      (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge and Escrow Agreement pursuant to the provisions of the Pledge and Escrow Agreement unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

      (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the

Trustee has knowledge of such Default or Event of Default, no release of Pledged Collateral pursuant to the provisions of the Pledge and Escrow Agreement shall be effective as against the Holders of Notes.

      (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge and Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge and Escrow Agreement. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge and Escrow Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge and Escrow Agreement, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.04. CERTIFICATES OF THE COMPANY.

      (a) The Company shall furnish to the Trustee, prior to each proposed release of Pledged Collateral pursuant to the Pledge and Escrow Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               PLEDGE AND ESCROW AGREEMENT.

            Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, take, on behalf of the Holders of Notes, all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge and Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge and Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE
               AND ESCROW AGREEMENT.

            The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge and Escrow Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.07. TERMINATION OF SECURITY INTEREST.

            Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall release the Liens pursuant to this Indenture and the Pledge and Escrow Agreement.

                                   ARTICLE 11.
                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

            If to the Company:

            Premier Parks Inc.
            11501 Northeast Expressway
            Oklahoma City, Oklahoma  73131
            Attention:  Chief Financial Officer
            Facsimile number: (405) ___________
            Telephone number: (405) 475-2500

            With a copy to:

            James M. Coughlin, Esq.
            Baer Marks & Upham LLP
            805 Third Avenue
            New York, New York  10022
            Facsimile number: (212) 702-5810
            Telephone number: (212) 702-5700

            If to the Trustee:

            The Bank of New York
            __________________________________
            __________________________________
            Facsimile number: ________________
            Attention: _______________________

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Pledge and Escrow Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of ____________, 1998

                                    PREMIER PARKS INC.


                                    BY: _________________________________
                                        Name:
                                        Title:

Attest:


_________________________
Name:
Title:


                                    THE BANK OF NEW YORK


                                    BY: _________________________________
                                        Name:
                                        Title:

Attest:


_________________________
     Authorized Signatory
Date:

                                    EXHIBIT A
                                 (Face of Note)

================================================================================

      (a) CUSIP _________________

          __% Senior Discount Notes due 2006

No. ___                                                           $ ____________

                               PREMIER PARKS INC.

promises to pay to _____________________________________________________________
or registered assigns,

      the principal sum of _____________________________________________________

Dollars on ____________, 2006.

Interest Payment Dates: ____________, and ____________

Record Dates: ____________, and ____________

                                    DATED: ____________, 1998

                                    PREMIER PARKS INC.


                                    BY: _________________________________
                                        Name:
                                        Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee


By: ______________________________

================================================================================

                                 (Back of Note)

                           ___% Senior Notes due 2006

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTES OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Premier Parks Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at ___% per annum from _____________, 1998 until maturity. The Company will pay interest semi-annually on _____________ and _____________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _____________, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the _____________ or _____________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE AND PLEDGE AND ESCROW AGREEMENT. The Company issued the Notes under an Indenture dated as of _____________, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $ _____________ million in aggregate principal amount. The Notes are secured by a pledge of Government Securities pursuant to the Pledge and Escrow Agreement referred to in the Indenture.

            5. OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to _____________, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on _____________ of the years indicated below:

Year                                      Percentage
----                                      ----------
2002.....................................  _______%
2003.....................................  _______%
2004.....................................  _______%
2005 and thereafter......................  100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, during the first 36 months after the date of original issuance of the Notes, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of ____% of the principal amount thereof on the redemption date with the net cash proceeds of one or more Public Equity Offerings and/or the net cash proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption (excluding the Notes held by the Company and its Subsidiaries); and provided, further, that any such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering and/or Strategic Equity Investment.

            6. MANDATORY REDEMPTION.

            Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment") , the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Pledge and Escrow Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. However, without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to either the Indenture or the Pledge and Escrow Agreement may make any change in the provisions of Section 4.19 or Article 10 of the Indenture or the Pledge and Escrow Agreement that adversely affects the rights of any Holder of Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes, except, if prior to _____, 2001, default for two days in payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply (A) for a period of 30 days with any of the provisions of Section 4.10, 4.15 or 4.19 of the Indenture and (B) with any of the provisions of Article Four or Section 5.01 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes or the Pledge and Escrow Agreement; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and (viii) the breach of certain representations, warranties or agreements set forth in the Pledge and Escrow Agreement, or a material default by the Company in the performance of any covenant set forth in the Pledge and Escrow Agreement, or repudiation by the Company of its obligations under the Pledge and Escrow Agreement, or the Pledge and Escrow Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Premier Parks Inc.
            11501 Northeast Expressway
            Oklahoma City, Oklahoma  73131
            Attention:  Corporate Secretary

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date: _____________________

                                          Your Signature: ______________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            |_| Section 4.10            |_| Section 4.15

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date: _____________                     Your Signature:________________________
                                                      (Sign exactly as your name
                                                        appears on the Note)

                                        Tax Identification No:__________________

Signature Guarantee.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                         Principal Amount
                       Amount of          Amount of             of
                      decrease in        increase in     this Global Note       Signature of
                   Principal Amount   Principal Amount    following such    authorized officer of
                          of                  of           decrease (or        Trustee or Note
Date of Exchange   this Global Note   this Global Note       increase)            Custodian
----------------   ----------------   ----------------   ----------------   ---------------------


                                    EXHIBIT B
                       FORM OF PLEDGE AND ESCROW AGREEMENT

                                                               L&W DRAFT 3/18/98

================================================================================
--------------------------------------------------------------------------------

                              SENIOR DISCOUNT NOTES
                    PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT

                                 by and between

                               PREMIER PARKS INC.

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

--------------------------------------------------------------------------------
================================================================================

            THIS PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT (this "Agreement"), dated as of __________, 1998, is by and between PREMIER PARKS INC. (the "Company") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                                    RECITALS

      A. The Senior Discount Notes. Pursuant to that certain Indenture (the "Indenture"), dated as of ______________, 1998, by and between the Company and the Trustee, the Company will issue $_______________ in aggregate principal amount at maturity of ___% Senior Discount Notes due 2008 (collectively, the "Senior Discount Notes"). Immediately after receipt of payment for the Senior Discount Notes (the "Deposit Time"), the Company will deposit $75,000,000.00 (together with such other funds as may be received by the Company or any of its Restricted Subsidiaries in the future and that are required to be deposited into the Restricted Cash Account pursuant to Section 5(d) below, "Escrow Funds"), into a segregated cash collateral trust account with the Trustee at its office at ____________, New York, New York, in the name of The Bank of New York, as Trustee, "Restricted Cash Account for Senior Discount Notes" (such account is herein referred to as the "Restricted Cash Account"). The Restricted Cash Account and all balances and investments from time to time therein shall be under the sole control and dominion of the Trustee, for the benefit of the Trustee and the ratable benefit of the Holders of the Senior Discount Notes.

      B. Purpose. The parties hereto desire to set forth their agreement with regard to the administration of the Restricted Cash Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Restricted Cash Account.

      C. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                    AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Security Interest.

            (a) Pledge and Assignment of Collateral. The Company hereby irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the benefit of the Trustee and the ratable benefit of the Holders of the Senior Discount Notes, a first priority continuing security interest in all of the Company's right, title and interest in and to all of the following, whether now owned or existing or hereafter acquired or created (collectively, the "Collateral"):

            (i) all funds from time to time held in the Restricted Cash Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time representing or evidencing the Restricted Cash Account or the Escrow Funds;

            (ii) all investments of funds in the Restricted Cash Account, which all shall constitute Government Securities, and whether held by or registered in the name of the Trustee or otherwise and all certificates and instruments, if any, from time to time representing or evidencing any such Government Securities;

            (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments evidencing such Government Securities from time to time hereafter delivered to or otherwise possessed by the Trustee, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

            (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

            (v) all proceeds of any of the foregoing, including, without limitation, cash proceeds.

            (b) Secured Obligations. This Agreement secures the due and punctual payment and performance of all Obligations of the Company, whether now or hereafter existing, under the Senior Discount Notes and the Indenture including, without limitation, interest and premium, if any, accrued on the Senior Discount Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the "Secured Obligations").

            (c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Restricted Cash Account. The Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

            (d) Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company will, at the Company's expense, execute and deliver to the Trustee such other instruments and documents, and take all further action as it deems necessary or advisable or as the Trustee may reasonably request including an Opinion of Counsel, upon which the Trustee may conclusively rely, to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral and the Company will take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected Lien and encumbrance upon the Collateral. The Company will pay all costs incurred in connection with any of the foregoing.

            (e) Establishing and Maintaining Accounts. So long as this Agreement is in full force and effect:

            (i) the Company shall establish and maintain the Restricted Cash Account with the Trustee in New York, New York. The Collateral shall at all times be subject to the sole dominion and control of the Trustee, which shall hold the Collateral and administer the Restricted Cash Account subject to the terms and conditions of this Agreement. The Company shall have no right of withdrawal from the Restricted Cash Account nor any other right or power with respect to the Collateral, except as expressly provided herein; and

            (ii) it shall be a term and condition of the Restricted Cash Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Restricted Cash Account and except as otherwise provided by the provisions of Article 3 of this Agreement, that no amount in the Restricted Cash Account (including, without limitation, interest on or other proceeds of the Restricted Cash Account or on any Government Securities held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other person or entity other than the Trustee or its designated agent.

            (f) Transfers and Other Liens. Until termination of this Agreement pursuant to Section 8, the Company agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

            (g) Trustee Appointed Attorney-in-Fact. In addition to all of the powers granted to the Trustee pursuant to Article 7 of the Indenture, the Company hereby irrevocably appoints the Trustee as the Company's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this

Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company.

            (h) Trustee May Perform. Without limiting the authority granted under Section 1(g) and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by Section 2(b) hereof, if the Company fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company. In the event that the Trustee performs pursuant to this Section 1(h), the Company shall indemnify the Trustee in the manner provided in Section 7.07 of the Indenture.

      2. Investment and Liquidation of Funds in Restricted Cash Account. Funds deposited in the Restricted Cash Account shall be invested and reinvested by the Trustee on the following terms and conditions:

            (a) Investments. The Company shall immediately deposit all Escrow Funds into the Restricted Cash Account. Funds deposited in the Restricted Cash Account may, subject to the provisions of Articles 2 and 3 of this Agreement, be invested and reinvested in the name of and by the Trustee, at the written direction of the Company, in direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged ("Government Securities").

            (b) Investment Instructions. If the Company fails to give written investment instructions to the Trustee by 12:00 noon (New York time) on any Business Day on which there is uninvested cash and/or maturing Government Securities in the Restricted Cash Account, the Trustee is hereby unconditionally instructed and authorized and directed to invest any such cash or the proceeds of any maturing Government Securities in the Restricted Cash Account in Government Securities maturing on the next Business Day. The Company's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

            (c) Interest. All interest earned on funds invested in Government Securities shall be held in the Restricted Cash Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

            (d) Limitation of Trustee's Liability. In no event shall the Trustee have any liability to the Company or any other Person for investing the funds from time to time in the Restricted Cash Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Trustee invested such funds in different Government Securities, or for any loss (including breakage costs or loss of principal) associated with the sale or liquidation of Government Securities in accordance with the terms of this Agreement, in each case other than with respect to gross negligence or willful misconduct of the Trustee.

            (e) Liquidation of Funds. In liquidating any Government Securities in accordance with Article 3 of this Agreement, the Company may, so long as no Event of Default has occurred and is continuing, direct the Trustee as to which Government Securities shall be liquidated.

      3. Release of Collateral Funds for Permitted Distributions. So long as no Event of Default shall have occurred and be continuing, if the Company delivers to the Trustee a duly completed and executed Permitted Distributions Certificate substantially in the form of Exhibit A hereto, the Trustee shall, within five
(5) Business Days after its receipt of such Permitted Distributions Certificate, liquidate such amount of Government Securities in the Restricted Cash Account as may be necessary to obtain in cash the amount requested in such Permitted Distributions Certificate. The Permitted Distributions Certificate shall be accompanied by a supporting budget or other supporting documentation reasonably satisfactory to the Trustee detailing the Company's expected Permitted Distributions (as defined herein) for the immediately succeeding three (3) months. Upon receipt of the foregoing, unless a Trust Officer of the Trustee has actual knowledge that any statement in such Permitted Distributions Certificate is untrue (and provided that, after application of the funds requested in the applicable Permitted Distributions Certificate, the Company would be in compliance with Section 4(d) hereof), the Trustee shall transfer the amount set forth in such Permitted Distributions Certificate in immediately available funds in accordance with the terms of such Permitted Distributions Certificate.

      4. Representations and Warranties. The Company hereby represents and warrants to the Trustee and the Holders of the Senior Discount Notes that:

            (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement.

            (b) The Company is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement covering the Collateral is on file in any public office other than the financing statements filed pursuant to this Agreement.

            (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

            (d) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Senior Discount Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from the Company other than as permitted by the Indenture.

            (e) Except as set forth in Section 4(d) above, no consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (2) for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

            (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Agreement or any of the transactions contemplated hereby.

            (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

      5. Covenants. The Company covenants and agrees with the Trustee and the Holders of Senior Discount Notes from and after the date of this Agreement until the Termination Date as follows:

            (a) The Company (i) will not (A) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Agreement) and (ii) except as otherwise provided in this Agreement, at all times will be the sole beneficial owner of the Collateral.

            (b) The Company will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral in accordance with the terms of this Agreement or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

            (c) The Company will use the Escrow Funds released hereunder only for Permitted Distributions as set forth in each Permitted Distributions Certificate. As used in this Agreement, the term "Permitted Distributions" means
(i) the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of the Company of partnership interests in the Co-Venture Partnerships or the limited partners thereof, or their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements, (ii) the payment of any other obligation under the terms of the Partnership Parks Agreements or the Subordinated Indemnity Agreement and (iii) the payment of dividends on the Seller Preferred Stock and the Mandatorily Convertible Preferred Stock in accordance with the terms thereof as in effect on the date hereof.

            (d) Until _______, 2003, the Company, shall, in accordance with the terms of the Indenture, deposit into the Restricted Cash Account all cash actually dividended or otherwise distributed to or received by the Company or any of its Restricted Subsidiaries in respect of any general or limited partnership interests held in the Co-Venture Partnerships; provided that, in no event, shall the Company be required to deposit in the Restricted Cash Account any funds if, after giving effect thereto, the aggregate amount of cash and Government Securities (valued at their accreted value or principal amount, as appropriate) then held in the Restricted Cash Account would exceed $75.0 million.

      6. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

            (a) The Trustee may, without notice to the Company and at any time or from time to time, liquidate all Government Securities and transfer all funds in the Restricted Cash Account to the Paying Agent to apply such funds in accordance with Section 2.04 of the Indenture.

            (b) The Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or in the Indenture or otherwise available to it, all the rights and remedies of a secured party after a default under the Uniform Commercial Code in effect at that time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral).

            (c) Any cash held by the Trustee as Collateral and all proceeds received by the Trustee in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee) in whole or in part by the Trustee for the ratable benefit of the Holders of the Senior Discount Notes against all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee hereunder or under the Indenture shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive such surplus.

            For the avoidance of doubt, if any Event of Default shall have occurred and be continuing, the Trustee shall not release any Collateral to, or at the direction of, the Company.

      7. Indemnity and Authority of the Trustee.

            The Company shall indemnify the Trustee against any and all loses, liabilities or expenses incurred by it arising out of or in connection with the acceptance of administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company (including this Section 7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7 shall survive the satisfaction and discharge of this Agreement.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, the expenses and compensation for the services (including the fees and expenses of its agent and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee may conclusively rely upon any Officer's Certificate or Opinion of Counsel it receives pursuant to Section 7.02 of the Indenture.

      8. Termination.

            (a) This Agreement shall create a continuing security interest in and to the Collateral and such security interest shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until ___________, 2003, provided that no Default or Event of Default shall have then occurred and be continuing (the "Termination Date"). This Agreement shall be binding upon the Company, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Senior Discount Notes and their respective successors, transferees and assigns.

            (b) Subject to the provisions of Section 9(c) hereof, this Agreement shall terminate upon the Termination Date. At such time, the Trustee shall, at the written request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and the Indenture. Such reassignment and redelivery shall be without warranty

(either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by or encumbrances created by the Trustee on its interest in the Collateral, and shall be at the expense of the Company.

      9. Miscellaneous.

            (a) Waiver. Either party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

            (b) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (c) Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement; provided, however that the Company's obligations pursuant to
Section 7 hereof shall survive the termination of this Agreement (including any termination under applicable bankruptcy laws) or the resignation or removal of the Trustee.

            (d) Assignment. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee, acting at the direction of the Holders as provided in the Indenture.

            (e) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of both parties. The Trustee may execute an amendment to this Agreement only if the requisite consent of the Holders of the Senior Discount Notes required by
Section 9.02 of the Indenture has been obtained, unless no such consent is required by such Section 9.02 of the Indenture.

            (f) Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Company:

                  Premier Parks Inc.
                  11501 Northeast Expressway
                  Oklahoma City, Oklahoma  73131
                  Attention:  Chief Financial Officer
                  Facsimile number: (405) ________
                  Telephone number: (405) 475-2500

            With a copy to:

                  James M. Coughlin, Esq.
                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York  10022
                  Facsimile number: (212) 702-5810
                  Telephone number: (212) 702-5700

            If to the Trustee:

                  The Bank of New York
                  ___________________
                  ___________________
                  Attention: ___________________
                  Facsimile number:  (212) ___________
                  Telephone number:  (212) ___________

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other that those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (g) Expenses. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement and services hereunder as the Company and the Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            (h) Security Interest Absolute. All rights of the Trustee and the Holders of Senior Discount Notes and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture; (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or of this Agreement.

            (i) Counterpart Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them represent the same agreement.

            (j) Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

            (k) Rights of Holders of Senior Discount Notes. No Holder of Senior Discount Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Senior Discount Notes pursuant to
Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Senior Discount Notes or the Indenture.

            (l) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF DAMAGES.

                  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE TRUSTEE AND THE HOLDERS OF SENIOR DISCOUNT NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (ii) THE COMPANY AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF SENIOR DISCOUNT NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT

      OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) THE COMPANY AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (iv) THE COMPANY AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF SENIOR DISCOUNT NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF SENIOR DISCOUNT NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF SENIOR DISCOUNT NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF SENIOR DISCOUNT NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND

      OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF SENIOR DISCOUNT NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF SENIOR DISCOUNT NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF SENIOR DISCOUNT NOTES ON THE OTHER HAND.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Pledge, Escrow and Disbursement Agreement as of the day first written above.

COMPANY:                            PREMIER PARKS INC.


                                    By: __________________________________
                                    Name:
                                    Title:

TRUSTEE:                            THE BANK OF NEW YORK


                                    By: __________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                                    [Form of]
                       Permitted Distributions Certificate

                               PREMIER PARKS INC.

                                                         Date:__________________

            The undersigned executive officers of Premier Parks Inc., a Delaware corporation (the "Company"), hereby certify, pursuant to Section 3(a) of the Pledge, Escrow and Disbursement Agreement, dated as of ___________, 1998 (the "Escrow Agreement"), by and between the Company and The Bank of New York, as trustee (the "Trustee"), under the Indenture dated as of __________, 1998 (the "Indenture"), between the Company and the Trustee, that:

      1. This request for release of funds has been duly authorized by all necessary corporate action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of the Escrow Agreement, the Indenture or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company;

      2. The Company will use the Necessary Funds (as defined below) for the following Permitted Distributions (as defined in the Escrow Agreement) within two Business Days of receipt thereof:

      3. Attached hereto is supporting documentation detailing the Company's expected Permitted Distributions for the immediately succeeding three (3) months; and

      4. To date, the Company has received $____________ from the Restricted Cash Account.

      5. No Event of Default has occurred and is continuing under the Indenture.

            The Company hereby requests the Trustee to liquidate $_________ worth of Government Securities in the Restricted Cash Account by not later than 12:00 noon (New York time) on _________ __, _____ and to transfer $________ (the
"Necessary Funds") in immediately available funds to _________ at _________.

            Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.


                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________


                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________


                                      B-2